Exhibit 99.4

Fenwick Automotive Products Limited and Introcan Inc.

Combined Interim Financial Statements
For the nine-month periods ended December 31, 2010 and December 31, 2009
(Unaudited)

Contents

Combined Interim Financial Statements

Combined Interim Balance Sheets	2

Combined Interim Statements of Operations and Retained Earnings	3

Combined Interim Statements of Cash Flows	4

Summary of Significant Accounting Policies	5 - 8

Notes to Combined Interim Financial Statements	9 - 21

Fenwick Automotive Products Limited and Introcan Inc.
Combined Interim Balance Sheets
(Unaudited)
(in thousands of dollars)

December 31	2010	2009

Assets

Current
Cash	$1,256	$-
Accounts receivable	28,860	33,109
Inventories (Note 1)	112,745	83,951
Prepaid expenses	952	1,593
Income taxes recoverable	749	656
Due from related parties (Note 2)	-	896
	144,562	120,205

Capital assets (Note 3)	6,661	7,586
Deferred start-up costs (Note 4)	166	299
Future income taxes (Note 5)	4,890	3,824
	$156,279	131,914

Liabilities and Shareholders' Equity

Current
Bank indebtedness (Note 6)	$45,580	$40,335
Accounts payable and accrued liabilities	83,416	56,799
Due to related parties (Note 2)	8,045	7,933
Current portion of long-term debt (Note 7)	1,311	1,926
Current portion of obligation under capital lease (Note 9)	281	337

	138,633	107,330
Debenture (Note 8)	5,000	-
Long-term debt (Note 7)	22	368
Obligation under capital lease (Note 9)	262	592
	143,917	108,290

Shareholders' equity
Share capital (Note 10)	-	4
Other shares (Redemption value $8,424)	-	-
Common shares	4	-
Contributed surplus	12,358	23,620
Retained earnings	12,362	23,624
	$156,279	$131,914

The accompanying summary of significant accounting policies and notes are an integral part of these interim financial statements.

 Fenwick Automotive Products Limited and Introcan Inc.
Combined Interim Statements of Operations and Retained Earnings
 (Unaudited)
(in thousands of dollars)

For the nine- month periods ended December 31	2010	2009

Sales	$160,054	$142,065

Cost of sales	126,400	112,452

Gross margin	33,654	29,613

Expenses
Amortization - capital assets	1,056	1,280
Amortization - deferred start-up costs	99	99
Foreign exchange gain	(4,563)	(5,851)
General and administrative	11,905	10,326
Interest and factoring expense	6,748	5,162
Interest - Capital lease obligations	35	66
Selling	22,695	16,812

	37,975	27,894

Income (loss) before other items	(4321)	1,719

Loss on disposal of capital assets	-	429
Bank financing fees	1,686	-
Non-recurring costs	2,224	3,189
Restructuring costs	-	6,283

	3,910	9,901

Loss before income taxes	(8,231)	(8,182)

Income taxes (Note 5)
Current (recovery)	-	(232
Future (recovery)	-	(2,473)

	-	(2,705)

Loss for the period	(8,231)	(5,477)

Retained earnings, beginning of period	20,589	29,097

Retained earnings, end of period	$12,358	$23,620

The accompanying summary of significant accounting policies and notes are an integral part of these interim financial statements.

Fenwick Automotive Products Limited and Introcan Inc.
 Combined Interim Statements of Cash Flows
(Unaudited)
(in thousands of dollars)

For the nine- month periods ended December 31	2010	2009

Cash provided by (used in)

Operating activities
Net loss for the period	$(8,231)	$(5,477)
Adjustments required to reconcile net loss with net cash provided by operating activities
Amortization - capital assets	1,056	1,280
Amortization - deferred start-up costs	99	99
Future income taxes	-	(2473)
Loss on disposal of capital assets	-	429
Changes in non-cash working capital balances
Accounts receivable	2,033	17,531
Inventories	(21,603)	6,643
Prepaid expenses	(48)	153
Accounts payable and accrued liabilities	16,581	(21,775)
Income taxes	96	3,558

	(10,017)	(32)
Investing activities
Purchase of capital assets	(462)	(852)
Decrease in due from related parties	1,380	5

	918	(847)
Financing activities
Increase in bank indebtedness	6,290	2,187
Advance of debenture	5,000	-
Repayment of long-term debt	(795)	(1160)
Increase in due to related parties	123	(132)
Repayment of obligation under capital lease	(263)	(16)

	10,355	879

Cash, end of period	$1,256	$-

Supplementary cash flow information
Interest paid	$3,354	$2,999
Income taxes received	228	3,803

The accompanying summary of significant accounting policies and notes are an integral part of these interim financial statements.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

Nature of Business	The companies are engaged in manufacturing and remanufacturing aftermarket auto parts.

Basis of Presentation	These financial statements present the combined financial position and results of operations of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo-Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc. All intercompany transactions and balances have been eliminated.

Basis of Accounting	These interim financial statements have been prepared on a going concern basis in accordance with generally accepted accounting principles in Canada. The preparation of interim financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the interim financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The interim financial statements have, in management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and within the framework of the accounting policies summarized below.

As at December 31, 2009 the companies were in violation of their banking covenants and the bank had made demand of their loan. The management of the companies were pursuing alternatives relating to financing the operations of the business and was successful in obtaining new financing in October 2010.k

Differential Reporting	The companies with the unanimous consent of its owners, elected to prepare its interim financial statements using differential reporting options available to non-publicly accountable enterprises described below:

Special Share Classification

The companies have elected to present special shares issued in tax planning arrangements under certain sections of the Income Tax Act, that would otherwise be presented as liabilities, as equity.

In 2010, all of these special shares were redeemed as referred to in note 10.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

Accounting Estimates and
Measurement Uncertainty	These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. By their nature these estimates are subject to measurement uncertainty. Significant areas requiring the use of significant judgement include the estimated useful life of capital assets and future income taxes. The effect on the financial statements of changes in such estimates in future periods could be material and would be accounted for in the period the change occurs.

Revenue recognition	Revenue is recognized when products are shipped to customers, the sales price is fixed and determinable, collectibility is reasonably assured, and title and risks of ownership have passed to the buyer. Revenue is net of discounts, rebates and allowances.

The companies enter into factoring agreements with a third party for sale of accounts receivable. The transaction is accounted for as a sale as all risks have transferred to the third party. The cost of the transaction is included in the interim statement of operations.

Product Warranties	The companies provide product warranties and makes provisions for the anticipated cost of these warranties through cost of sales; this provision is reviewed periodically to assess its adequacy in the light of actual warranty costs incurred.

Inventories	Raw materials and finished goods are stated at the lower of cost and net realizable value. The cost of finished goods is calculated to include raw materials, labour and factory overhead. Cost is generally determined on the first-in, first-out basis.

Income Taxes	The companies follow the liability method of tax allocation in accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantively enacted tax rates and laws expected to be in effect when the differences are realized, as well as recognition of income tax loss carryforwards that are more likely than not to be realized.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

Financial Instruments	Fair value

The companies' financial instruments consist of instruments with various maturities. The fair values of cash, accounts receivable, due to/from related parties, bank indebtedness, and accounts payable and accrued liabilities approximates their carrying values due to the short-term maturities of these instruments. Capital lease obligations are at fair value. The fair value of the long-term debt approximates carrying value as substantially all of the debt is due in the next fiscal year. The fair value of the debenture approximates carrying value.

Currency risk

The companies realize approximately 86% of its sales and approximately 89% of its cost of sales and expenses in a foreign currency. During 2009, the companies realized approximately 76% of its sales and approximately 84% of its cost of sales and expenses in foreign currency. Consequently, some assets, liabilities, revenues and expenses are exposed to foreign exchange fluctuations. The long-term debt and debenture are due in a foreign currency.

In the normal course of business, the companies evaluate the financial position of their customers on a regular basis and examine the credit history of new customers. The allowance for doubtful accounts is based on the customer's specific risk and historical trends. The companies believe the credit risk regarding receivables to be minimal due to the diversification of its customer base.

Unless otherwise noted, it is management's opinion that the companies are not exposed to significant interest, currency or credit risks arising from its financial instruments.

Capital Assets	Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful lives of the asset using the declining balance method at the following annual rates:

Building	- 5%
Office equipment	- 20%
Computer equipment	- 30%
Plant equipment	- 20% - 30%
Leasehold improvements	- straight-line over 5 years

Transaction Costs	The company has elected to record all costs related to transaction costs incurred to obtain the bank financing as an expense during the period they are incurred.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

Assets Under Capital Lease	The companies' policy is to record capital leases, which transfer substantially all benefits and risks incident to ownership of property, as acquisitions of assets and to record the incurrences of corresponding obligations as liabilities. Obligations under capital leases are reduced by lease payments net of imputed interest.

Deferred Start-up Costs	Deferred start-up costs represent the cost incurred by a subsidiary prior to the commencement of commercial operations. These costs are amortized on a straight-line basis over a four year period.

Long-lived Assets	The companies follow the recommendations issued by the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3063, "Impairment on Long-lived Assets." Under this section, an impairment loss is recognized when the carrying amount of the long-lived asset is not recoverable and is measured as the amount by which the carrying value of an asset exceeds its fair value. This standard has had no material impact on the companies' results of operations or financial position.

Foreign Currency Translation	The interim financial statements of the companies' foreign subsidiaries are considered to be operationally dependent upon the companies.

Foreign operations which are operationally dependent are translated using the temporal method. Under this method, revenues and expenses are translated at average monthly rates in effect on the transaction dates. Monetary assets and liabilities are translated at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at historical exchange rates. Exchange gains and losses on translation are included in the consolidated interim statements of operations and retained earnings.

Foreign currency accounts are translated into Canadian dollars as follows:

At the transaction date, each asset, liability, revenue and expense is translated into Canadian dollars by the use of the exchange rate in effect at that date. At the period end date, monetary assets and liabilities are translated into Canadian dollars by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in income in the current period.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

1.       Inventories

	2010	2009

Raw materials and supplies	$42,223	$30,916
Goods in transit	4,838	3,055
Finished goods	65,684	49,980

	$112,745	$83,951

A provision for obsolete inventory in the amount of $12,231 (2009 - $11,668) has been reflected in cost of sales.

Cost of sales represents the inventory expensed during the period.

2.       Related Party Transactions

The due from (to) related parties are due from (to) corporations or individuals related by virtue of common control by members of the same immediate family.  The loans are due on demand and unsecured, except for the loan payable to Directors and related individuals which are secured by General Security Agreements.  The loans are non interest bearing except as noted below.  Interest was calculated at 2% (2009 - 2%) per annum for the interest bearing loans.

a)	Due from related parties

	2010	2009

Ventura Development Corp. (interest bearing)	$-	$348
Excel Development Corp. (interest bearing)	-	266
Rimrock Plaza Inc. (interest bearing)	-	158
1355573 Ontario Inc.	-	113
2007685 Ontario Inc.	-	8
Leswyn Enterprises	-	3

	$-	$896

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

2.       Related Party Transactions (continued)

b)	Due to related parties

	2010	2009

Directors (Note 6)	$732	$582
Related individuals (Note 6)	329	-
FAPL Holdings Inc. - parent company	6,984	7,351

	$8,045	$7,933

c)	Transactions

Included in the interim statement of operations are the following related party transactions:

	2010	2009

Rent expense	$84	$84

These transactions are in the normal course of operations and are measured at the exchange value, the amount of consideration established and agreed to by the related parties.

3.       Capital Assets

			2010

	Cost	Accumulated Amortization	Net book value

Land	$93	$-	$93
Building	824	172	652
Computer equipment	3,634	2,936	698
Office equipment	701	531	170
Leased office equipment	197	158	39
Plant equipment	11,348	7,694	3,654
Leased plant equipment	1,913	1,328	585
Leasehold improvements	3,216	2,446	770

	$21,926	$15,265	$6,661

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

3.       Capital Assets (continued)

			2009

	Cost	Accumulated Amortization	Net Book Value
Land	$93	$-	$93
Building	824	137	687
Computer equipment	3,336	2,723	613
Office equipment	725	553	172
Leased office equipment	197	143	54
Plant equipment	11,168	6,805	4,363
Leased plant equipment	1,902	1,114	788
Leasehold improvements	3,146	2,330	816

	$21,391	$13,805	$7,586

4.       Deferred Start-up Costs

	2010	2009

Balance, beginning of period	$265	$398
Amortization	99	99

Balance, end of period	$166	$299

5.       Income Taxes

The companies have non-capital losses available for income tax purposes totalling approximately $20,610 (2009 - $10,650).  The losses can be used to reduce taxable income of future years.

2026	$190
2027	150
2028	1,035
2029	750
2030	10,195
2031	8,290

$20,610

The benefit of losses of $12,320 had been recognized during the year ended March 31, 2010 based on expected revenues and profitability.  Losses for the nine month period ending December 31, 2010 of $8,290 have not been recognized.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

6. Bank Indebtedness

	2010	2009

Bank overdraft	$-	$1,135
Bankers acceptances	-	21,000
Libor loans	39,600	16,000
Bank loans	5,980	2,200

	$45,580	$40,335

As at December 31, 2010, the companies have entered into a new banking agreement.  It is secured by a registered general security agreement covering all of the assets of the Fenwick Automotive Products Limited and Introcan Inc. group of companies.  The companies have an authorized credit line of US $60,000 with sub-limits for swingline loans, standby letters of credit and Canadian Dollar borrowings.  The companies may increase the revolving facility from US $60,000 to US $70,000 provided certain conditions are met.

The bank indebtedness shall bear interest at a rate based on LIBOR or Base Rate, plus a margin of 4.25%.  The Base Rate is the higher of M&T's Prime Rate, Federal Funds rate plus 0.5% or one-month LIBOR.

The companies are subject to externally imposed capital requirements in the form of certain bank covenants as set out in the banking agreement.  These financial covenants include: (a) Total Indebtedness to EBITDA for the previous four quarters shall not exceed 3.25, (b) EBITDA for the nine-month period ending December 31, 2010 shall not be less than 80% of the companies' most recent forecasted EBITDA for the same period, (c) combined EBITDA to Fixed Charges shall not be less  than 1.05 to December 31, 2011; not less than 1.10 as at March 31, 2012 to December 31, 2012; and not less than 1.15 as at March 31, 2013 and thereafter.  The first measurement period shall be for the four quarters ending March 31, 2011.  At December 31, 2010 the companies determined they will be in violation of these covenants at March 31, 2011.  The companies' management is pursuing options to remove these potential violations.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

6.        Bank Indebtedness (continued)

As at December 31, 2009, the bank indebtedness was due on demand and secured by a registered general assignment of accounts receivable and inventory, a registered general security agreement covering all assets of the companies and an assignment of insurance proceeds.  The companies have an authorized line of credit of $45,600.  Any repayment of the directors or related individuals loans (Note 2) required the bank's prior written consent.

The bank indebtedness bore interest at the bank prime lending rate plus 2.25% to 9% depending on the level of financial ratios.

The companies were subject to externally imposed capital requirements in the form of certain bank covenants as set out in the banking agreement. These financial covenants included: (a) The funded debt to EBITDA on a rolling four quarter basis be maintained at less than 3.85:1, (b) the fixed charge coverage ratio on a rolling four quarter basis be maintained at greater than 1.20:1, and (c) Tangible Net Worth shall not be less than $30,000 at any time.  The companies were in breach of all of these covenants at December 31, 2009.

Subsequent to the nine-month period ended December 31, 2009, on July 6, 2010, the companies received a letter of forbearance for the period through to October 26, 2010.  The terms of the forbearance agreement were as follows:

Bank loans were due on demand with interest at prime plus 2.25% to 9% and were secured by a registered general assignment of accounts receivable and inventory, a registered general security agreement covering all assets of the companies and an assignment of insurance proceeds.  The companies' authorized line of credit was reduced to CDN $44,300.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

7.       Long-term Debt
	2010	2009

Mortgage loan - 2.5%, due March 22, 2011, monthly payments of $5 principal and interest, repaid during 2010	$-	$200
Equipment loan - 2.5%, due April 22, 2011, monthly payments of $13 principal and interest, repaid during 2010	-	349
Vehicle loan - non-interest bearing, repayable in equal monthly installments of $1 and matures January 23, 2013.	17	18
Equipment loan - non-interest bearing, repayable in equal monthly installments of $1 and matures April 1, 2013.	22	41
Equipment loan - non-interest bearing and secured by a security agreement granting a first priority security interest on certain equipment acquired for US$2,500. The loan is repayable quarterly calculated at US$0.001 per unit of production produced by a subsidiary. If the units of production are less than 2,500 at the end of the designated period, being October 30, 2010, the balance of this loan will be due immediately. Loan has not been demanded at December 31, 2010	1,294	1,686
	1,333	2,294
Less: current portion	1,311	1,926
	$22	$368

Estimated repayments are as follows:

2011	$1,311
2012	22

$1,333

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

8.       Debenture

	2010	2009

Debenture loan	$5,000	$-

The debenture loan matures on July 31, 2012 and accrues interest at a rate equal to the prime rate as announced by the Wall Street Journal plus 8.75% per annum.  The Registrant's rights to the payment of any amounts due in connection with the debenture loan and its right as a secured party under related security agreements are subordinated to the rights of M&T Bank, as a lender to, and sercured party of, Fenwick Automotive Products Limited and Introcan Inc..

In connection with the Debenture loan the Registrant was granted an amended option to purchase treasury shares representing 80% of the common stock of Fenwick Automotive Products Limited and Introcan Inc. (or at election of the Registrant, another Fenwick entity) for an aggregate purchase price of CDN $10,000.  The Amended Option is exercisable until August 23, 2012.  If the Registrant exercises the amended option, the Registrant also has a call right to acquire all the outstanding shares of Fenwick Automotive Products Limited and Introcan Inc.  The option was valued using the Black-Scholes calculation under the minimal method and was determined to have a nominal value.

9.       Obligation Under Capital Lease

As at December 31, 2010, the companies have entered into lease agreements which require monthly payments, including principal and interest.  The leases have imputed interest rates ranging from 5.03% to 34.29% expiring from May 2011 to April 2014.  The leases are secured by certain plant and office equipment.

The future minimum lease payments for the next four years are as follows:

2011	$314
2012	181
2013	78
2014	24

597
Less: imputed interest	54

543
Less: current portion	281

$262

Interest expense on these leases was $35.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

9.       Obligation Under Capital Lease (continued)

As at December 31, 2009, the companies have entered into lease agreements which required monthly payments, including principal and interest.  The leases had imputed interest rates ranging from 5.03% to 12.04% expiring from May 2010 to January 2014.  The leases were secured by certain plant and office equipment.

The future minimum lease payments for the next five years were as follows:

2010	$429
2011	317
2012	184
2013	80
2014	25

1,035
Less: imputed interest	106

929
Less: current portion	337

$592

Interest expense on these leases was $66.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

10.      Share Capital

As at December 31, 2010, the share details were as follows:

Authorized:
Unlimited	Common shares

As at December 31, 2009, the share details were as follows:

Authorized:
3,000,000	Class A special shares, voting, non-cumulative, non-participating, redeemable at $.001 per share
Unlimited	Class B special shares, non-voting, non-cumulative, non-participating, redeemable and retractable at $13 per share
1,000,000	Class C special shares, non-voting, non-cumulative, non-participating, redeemable at $.001 per share
1,000,000	Class D special shares, voting, participating
Unlimited	Class E special shares, non-voting, non-cumulative, non-participating, redeemable and retractable at $1 per share
Unlimited	Common shares

On June 28, 2010 the board of directors resolved to redeem all issued and outstanding Class A shares, Class B shares, Class C shares, Class D shares and Class E shares.  The aggregate redemption price per each class of shares was one dollar $1.  The articles of Fenwick Automotive Products Limited and Introcan Inc. were amended to cancel all of the authorized but unissued shares of all classes other than common shares.

Issued:

		2010	2009

3,000,000	Class A shares	$-	$3,000
448	Class B shares	-	45
2,600,000	Class E shares	-	850
1,501	Common shares	151	151

		$151	$4,046

The above note has been shown in full dollars due to the small nature of the balances.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

11.      Contingencies

The companies are committed under letters of guarantee of $412 (2009 - $20 and $571 (US$562)).  The 2010 letters of guarantee include guarantees for unpaid rent to a maximum of $412 for two subsidiary companies.  The 2009 letters of guarantee include guarantees for unpaid rent to a maximum of $571 (US$562) for two subsidiary companies.  Historically, the Companies have not made any payments under letters of guarantee to third parties and therefore no amount has been accrued in the interim financial statements with respect to the guarantees.

As at December 31, 2010, a subsidiary company had entered into an Administrative Outsourcing Services Agreement, expiring August 2012 (2009 - expiring March 2010), to be provided with administrative and consulting services.  Under the agreement the subsidiary company was required to pay a monthly on-going fee based on the number of individuals employed at the subsidiary company.

12.      Commitments

The companies rent a property from related parties under an operating lease.  This lease is a month-to-month lease with minimum annual rent of $63.

As at December 31, 2010, the minimum annual rental payments for the next five years are as follows:

2011	$2,045
2012	2,055
2013	2,057
2014	2,057
2015	1,284

The annual cost under various vehicle operating leases are as follows:

2011	$80
2012	29
2013	2

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

12.      Commitments  (continued)

As at December 31, 2009, the minimum annual rental payments for the next five and thereafter years were as follows:

2010	$1,550
2011	1,565
2012	1,575
2013	1,577
2014	1,577
Thereafter	758

The annual cost under various vehicle operating leases were as follows:

2010	$187
2011	80
2012	29
2013	2

13.      Economic Dependence

Approximately 72% (2009 - 65%) of sales were derived from four customers.

14.      Pension Plans

The companies maintain a defined contribution pension plan for certain employees.  The pension cost for these plans charged as an expense is equal to the required contributions for the period.  During the period, contributions amounted to $264 (2009 - $172).

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

15.      Reconciliation to United States GAAP

The combined financial statements of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo-Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc., are prepared in accordance with Canadian GAAP, which conform, in all material respects, with those generally accepted in the United States (“US GAAP”), except as described below:

Combined statements of operations

For the nine months ended December 31,	2010	2009

Net loss per Canadian GAAP	$(8,231)	$(5,477)
Adjustments:
Amortization - deferred start-up costs	99	99
Income taxes - future	(18)	(18)

Net loss per US GAAP	$(8,150)	$(5,396)

Combined balance sheet

As of December 31,	2010	2009

Net assets, per Canadian GAAP	$156,279	$131,914
Adjustments:
Deferred start-up costs	(166)	(299)
Future income taxes	32	56

Net assets, per US GAAP	$156,145	$131,671

Total liabilities, per Canadian GAAP	$143,917	$108,290
Adjustments:
Redeemable preference shares	-	8,424

Total liabilities, per US GAAP	143,917	116,714

Shareholders' equity, per Canadian GAAP	12,362	23,624
Adjustments:
Deferred start-up costs	(166)	(299)
Future income taxes	32	56
Redeemable preference shares	-	(8,424)

Shareholders' equity, per US GAAP	12,228	14,957

Total liabilities and shareholders' equity, per US GAAP	156,145	131,671

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Interim Financial Statements
(Unaudited)
(in thousands of dollars)
December 31, 2010 and December 31, 2009

15.      Reconciliation to United States GAAP (continued)

(a)
As allowed under GAAP, deferred start-up costs were capitalized and then amortized on a straight-line basis over a four year period.  Under US GAAP start-up costs are expensed as incurred, thus the unamortized deferred start-up costs at December 31, 2010 and 2009, the amortization expenses for the nine months ended December 31, 2010 and 2009, and the related tax impacts of the deferral and amortization expense for those periods were adjusted from the financial statement to comply with US GAAP.

(b)
The companies, with the unanimous consent of its owners, elected to prepare their financial statements using differential reporting options available to non-publicly accountable enterprises and have, therefore, presented special shares issued in tax planning arrangements under certain sections of theIncome Tax Act that would otherwise by presented as liabilities, as equity.  Such presentation options are not available under US GAAP and thus the adjustment was made to re-establish the liabilities at December 31, 2009 to comply with US GAAP.  The special shares were redeemed in June 2010, thus no adjustment was necessary at December 31, 2010.